Exhibit 99.1

TNF Pharmaceuticals Secures Exclusive Global Rights to Innovative Light Speed Computing Accelerator for Use in Cryptocurrency Applications

First light- and laser-based computing system designed to outperform quantum and supercomputing and solve complex problems unfeasible for GPUs

Strategic partner LightSolver named a 2025 World Economic Forum Technology Pioneer and recognized in Gartner’s 2025 Hype Cycle for Data Center Infrastructure Technologies

Supported by strategic investment from TNF’s largest stockholder; TNF to pursue name change reflecting new direction

New York, NY — September 2, 2025 — TNF Pharmaceuticals, Inc. (Nasdaq: TNFA) (“TNF” or the “Company”) today announced that it has entered into a licensing agreement for an innovative processing accelerator designed to expedite compute-intensive computations In partnership with LightSolver Ltd. (“LightSolver”), a company recognized by Gartner and the World Economic Forum for its breakthrough innovation. TNF holds exclusive rights to the use of its computing technology in cryptocurrency and blockchain applications. TNF intends to change its name in accordance with its new venture.

LightSolver is the creator of the first laser-based processing unit (“LPU”) to harness light for computation, offering an accelerated computation method designed to outpace conventional GPUs, quantum computing, and high-performance computing (HPC) with greater speed and efficiency. Applied to cryptocurrency, this scalable technology will be designed to reduce energy costs by up to 90% and offer a potential pathway to fully sustainable infrastructure.

“With LightSolver’s LPUs, we believe compute-intensive combinatorial and physical problems can be solved at the speed of light—orders of magnitude faster than other methods. At the same time, crypto infrastructure is still using outdated tools that aren’t tailored for crypto applications. We are excited to partner with TNF to develop what we believe to be the first light-based computing system to blockchain,” said Dr. Ruti Ben-Shlomi, Chief Executive Officer of LightSolver.

“We believe LightSolver has created a disruptive computing paradigm that opens a new world of light speed computation,” said Joshua Silverman, TNF’s Executive Chairman. “Our new partnership with LightSolver gives us exclusive access to quantum-inspired LPU-based systems capable of unlocking unprecedented performance and sustainability for the cryptocurrency industry. Alongside our new partnership, TNF is in late-stage discussions with a tech infrastructure and crypto mining expert to lead the development and commercialization strategy for our licensed technology.

“Our recent significant improvements in TNF’s financial position enable us to be opportunistic in our business developments,” Silverman added. “With LightSolver, we believe we are positioned to capitalize on the strong momentum behind both photonic computing and the future of cryptocurrency infrastructure. We believe we now have first mover advantages in a burgeoning industry—a strategy that we believe best positions TNF for growth and value creation.”

LightSolver has secured grants from the European Innovation Council (EIC), an organization that promotes breakthrough innovation with scale-up potential at the global level. LightSolver’s computing technology innovation has drawn world-class early adopters including a top-tier bank and aerospace companies, along with numerous prestigious accolades. LightSolver was recently named a 2025 World Economic Forum Technology Pioneer and was recognized as a sample vendor in Gartner’s 2025 Hype Cycle for Data Center Infrastructure Technologies. LightSolver was cofounded by PhD physicists Ruti Ben-Shlomi and Chene Tradonsky from the Weizmann Institute of Science, one of the world’s leading multidisciplinary basic research institutions in the natural and exact sciences.

“We believe LightSolver’s computing leap is similar in significance to technology’s upgrade from slow form dial-up internet to high-speed fiber internet,” Dr. Ruti Ben-Shlomi continued. “Our LPUs tackle problems that are unfeasible for classical supercomputers due to their memory bottlenecks and energy inefficiency. For cryptocurrency applications, laser-based computing is intended to reduce heat and power waste with the speed and efficiency of light—transforming how mining, proof-of-work, and decentralized computing scale.”

LightSolver’s IP-protected LPU offers distinct advantages over quantum computing. It operates in a highly parallel mode within an optical resonator with a clock-time of a few nanoseconds to execute complex computations. It is less demanding in terms of environmental conditions, with no vacuum or ultracold temperatures required. Second, LightSolver’s LPU is only the size of a rack unit. Further, it is less demanding in terms of environmental conditions with no vacuum or ultracold temperatures required.

TNF also announced today that it has entered into a securities purchase agreement for a $7.0 million private placement financing, including the Company’s largest strategic stockholder and other existing stockholders, involving the sale of 7,000 shares of its newly created Series H convertible preferred stock (“preferred stock”), with a stated value of $1,000 per share, convertible into shares of its common stock following receipt of the requisite stockholder approval and accompanying common stock purchase warrants, which is expected to close on or about September 4, 2025, subject to the satisfaction of customary closing conditions.

The shares of preferred stock have an initial conversion price of $5.00 per share. The warrants are exercisable following the receipt of the requisite stockholder approval, have an initial exercise price of $5.00 per share and expire five years from the date of stockholder approval.

GP Nurmenkari Inc. (GPN), Rodman & Renshaw, LLC and H.C. Wainwright & Co. are acting as placement agents on the transaction.

The securities in the private placement were offered and sold in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws.

This press release is not an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

TNF continues to evaluate strategic, value-enhancing options for its legacy therapeutic platforms, including its oral TNF-alpha inhibitor (isomyosamine) and Supera-CBD, as part of its ongoing commitment to maximizing shareholder value.

About LightSolver

LightSolver is the inventor of an all-optical computing technology capable of solving complex and large computational problems at the speed of light. Utilizing the interference patterns of lasers, the Laser Processing Unit™ (LPU) can tackle challenges that were previously constrained by the limits of electronics, while fitting into a rack unit and operating at room temperature. Dr. Ruti Ben-Shlomi and Dr. Chene Tradonsky, physicists from the world-renowned Weizmann Institute, founded the company in 2020.

lightsolver.com

Cautionary Statement Regarding Forward-Looking Statements

This press release may contain forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any expected future results, performance, or achievements. Forward-looking statements speak only as of the date they are made and neither the Company nor its affiliates assume any duty to update forward-looking statements. Words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “may,” “plan,” “will,” “would’’ and other similar expressions are intended to identify these forward-looking statements and include statements related to the completion of the private placement and the satisfaction of customary closing conditions related to the private placement, the expected benefits from the licensing agreement with LightSolver and performance of LightSolver’s technology. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, without limitation: unanticipated financial setbacks, the Company needing to pursue financing options that could adversely impact our liabilities due to adverse market conditions, the Company’s ability to maintain compliance with the Nasdaq Stock Market’s listing standards; the timing of, and the Company’s ability to, obtain and maintain regulatory approvals for clinical trials of the Company’s pharmaceutical candidates; the timing and results of the Company’s planned clinical trials for its pharmaceutical candidates; the amount of funds the Company requires for its pharmaceutical candidates; increased levels of competition; changes in political, economic or regulatory conditions generally and in the markets in which the Company operates; the Company’s ability to retain and attract senior management and other key employees; the Company’s ability to quickly and effectively respond to new technological developments; and the Company’s ability to protect its trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others and prevent others from infringing on the Company’s proprietary rights. A discussion of these and other factors with respect to the Company is set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed by the Company on April 11, 2025, and subsequent reports that the Company files with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and the Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:

tnfpharma.com/contact